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                   [Letterhead of Simpson Thacher & Bartlett]


                                                                 August 27, 2002


Cohen & Steers Premium Income
Realty Fund, Inc.
757 Third Avenue
New York, New York 10017


Ladies and Gentlemen:

                  We have acted as counsel to Cohen & Steers Premium Income Realty Fund, Inc., a closed-end management investment company organized as a Maryland corporation (the "Company"), in connection with the Registration Statement on Form N-2, File Nos. 333-86096 and 811-21074, (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of shares of its Common Stock, par value $.001 per share (the "Shares") in connection with the offering described in the Registration Statement.

                  We have examined the Registration Statement and a specimen share certificate which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as




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Cohen & Steers Premium Income Realty Fund, Inc.                  August 27, 2002


originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                  Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the Board of Directors of the Company has taken all necessary corporate action to authorize and approve the issuance of the Shares and upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

                  Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Maryland, we have relied upon the opinion of Venable, Baetjer and Howard, LLP dated the date hereof.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and to the extent set forth herein, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting the foregoing).

                  We hereby consent to the filing of this opinion letter as
Exhibit 2(l)(i) to the Registration Statement and to the use of our name under the caption "Validity of the Shares" in the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett
                                       ------------------------------

                                       SIMPSON THACHER & BARTLETT


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